UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 8, 2012

National Holdings Corporation
 (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12629 (Commission File Number)	36-4128138 (IRS Employer Identification No.)

120 Broadway, 27th Floor, New York, NY 10271
 (Address of Principal Executive Offices)

(212) 417-8000
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2012, the Board of Directors (the “Board”) of National Holdings Corporation (the “Company”) appointed Kacy R. Rozelle to the Board pursuant to a Securities Purchase Agreement, dated January 11, 2006, between the Company and St. Cloud Capital, LLC (“St. Cloud”), whereby St. Cloud is entitled to submit a reasonably acceptable nominee to the Company to be elected to the Board.  Mr. Rozelle will serve as a Class I director until his term expires at the 2014 annual meeting of stockholders, at which time he will stand for reelection by the Company’s stockholders.  The Company has not yet appointed Mr. Rozelle to any Board committees.

Mr. Rozelle is a co-founder and Managing Director of St. Cloud, a Los Angeles-based private equity manager focused on providing expansion capital to the lower-middle market.  Mr. Rozelle has been involved with nearly every aspect of St. Cloud’s day-to-day operating activities and portfolio management functions since the firm was founded over ten years ago.  Mr. Rozelle’s middle and lower-middle market corporate finance and investment banking experience also includes an additional ten years at Jefferies & Company, Inc. (a diversified investment bank with over 900 employees in 16 offices worldwide engaged in equity, convertible debt, and taxable fixed income securities underwriting, trading, and corporate finance, focused on small to middle market privately held companies), where he served as a member of the firm’s Taxable Fixed Income Executive Committee, and where he participated in the structuring and placement of more than $40 billion of securities, including more than $10 billion of public and private equity.  Mr. Rozelle began his career at Houlihan Lokey Howard and Zukin, a Los Angeles-based investment bank, where he assisted on a wide range of services for middle market companies including mergers and acquisitions, financial opinions and valuation and advisory agreements.  Mr. Rozelle currently serves on the Board of Directors of:  San Francisco AutoReturn LLC; SAFE Security, Inc. and Johnson Products Company, Inc.  Mr. Rozelle is also an active member of the Santa Monica Bay Chapter of the Young Presidents Organization (YPO) and serves on the City of Los Angeles Department of Recreation and Parkers, Palisades Park Advisory Board.  Mr. Rozelle earned an MBA from the University of Texas at Austin and a BS in Finance from Virginia Tech.

On March 31, 2008 and June 30, 2008, the Company entered into two loans in the aggregate principal amount of $6,000,000 with St. Cloud as lender, of which all $6,000,000 remains outstanding.  Through holdings in St. Cloud, Mr. Rozelle is party to the loans.  As of February 9, 2012, the Company had paid $2,175,000 in cumulative interest on the loans since inception, at a rate of 10%.  Mr. Rozelle holds a less than 25% stake in the indebtedness.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Holdings Corporation
(Registrant)

Date: February 13, 2012

	By:	/s/ Mark Goldwasser
Mark Goldwasser
Chief Executive Officer

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